Exhibit 99.1 F.N.B. Corporation Investor Presentation February 2021 1Exhibit 99.1 F.N.B. Corporation Investor Presentation February 2021 1

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Financial Information This document may contain statements regarding F.N.B. Corporation’s outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as believe, plan, expect, anticipate, intend, outlook, estimate, forecast, will, should, project, goal, and other similar words and expressions. F.N.B. does not assume any duty to update forward-looking statements, except as required by federal securities laws. F.N.B.’s forward-looking statements are subject to the following principal risks and uncertainties: Our business, financial results and balance sheet values are affected by business and economic circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) actions by the Federal Reserve Board, U.S. Treasury Department, Office of the Comptroller of the Currency and other governmental agencies, especially those that impact money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economic environment; and (iv) the impacts of tariffs or other trade policies of the U.S.. Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and continue to respond to technological changes and COVID-19 challenges can also impact our ability to respond to customer needs and meet competitive demands. Business and operating results can also be affected by widespread natural and other disasters, pandemics, including the COVID-19 pandemic crisis, dislocations, terrorist activities, system failures, security breaches, significant political events, cyber-attacks or international hostilities through impacts on the economy and financial markets generally, or on us or our counterparties specifically. Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain management. These developments could include: Changes resulting from a U.S. presidential administration or legislative and regulatory reforms, different approaches to supervisory or enforcement priorities, including changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles. Changes to regulations governing bank capital and liquidity standards. Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to F.N.B. Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies. The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the implementation of the new FASB Accounting Standards Update 2016-13 Financial Instruments -Credit Losses commonly referred to as the “current expected credit loss” standard or CECL. A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns. The COVID-19 pandemic and the regulatory and governmental actions implemented in response to COVID-19 have resulted in significant deterioration and disruption in financial markets, national and local economic conditions and record levels of unemployment and could have a material impact on, among other things, our business, financial condition, results of operations or liquidity, or on our management, employees, customers and critical vendors and suppliers. In view of the many unknowns associated with the COVID-19 pandemic, our forward-looking statements continue to be subject to various conditions that may be substantially different than what we are currently expecting, including, but not limited to, a weakened U.S. economic recovery, prolonged economic recovery, deterioration of commercial and consumer customer fundamentals and sentiments and impairment of the recovery of the U.S. labor market. As a result, the COVID-19 outbreaks and its consequences, including responsive measures to manage it and the uncertainty regarding its duration, may possibly have a material adverse impact on our business, operations and financial performance. The risks identified here are not exclusive. Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A Risk Factors and Risk Management sections of our Annual Report on Form 10-K (including the MD&A section) for the year ended December 31, 2019, our subsequent 2020 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other subsequent filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder- services. The F.N.B web address is included as an inactive textual reference only. Information on the F.N.B website is not part of this presentation. To supplement F.N.B.’s Consolidated Financial Statements presented in accordance with GAAP, we use certain non-GAAP financial measures, such as operating net income available to common stockholders, operating earnings per diluted common share, return on average tangible equity, return on average tangible common equity, operating return on tangible common equity, return on average tangible assets, operating net income, operating return on tangible assets, operating return on average assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, allowance for credit losses to loans and leases, excluding PPP loans, non- performing loans to loans and leases, excluding PPP loans, non-performing loans + OREO to loans and leases + OREO, excluding PPP loans, non-performing loans and 90 days past due and OREO to loans and leases plus OREO, excluding PPP loans, net loan charge-offs to average loans and leases, excluding PPP loans, past due and non-accrual loans to loans and leases, excluding PPP loans, pre-provision net revenue to average tangible common equity, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to assess their performance and trends. More specifically, our forward-looking statements may be subject to the evolving risks and uncertainties related to the COVID-19 pandemic and its macro-economic impact and the resulting governmental, business and societal responses to it. These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. The “Supplemental Information” at the end of this presentation contains a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The information should be reviewed in conjunction with F.N.B.’s financial results disclosed on January 19, 2021 as well as F.N.B’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent quarterly 2020 Form 10-Q filings, and other subsequent filings with the SEC. 2Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Financial Information This document may contain statements regarding F.N.B. Corporation’s outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as believe, plan, expect, anticipate, intend, outlook, estimate, forecast, will, should, project, goal, and other similar words and expressions. F.N.B. does not assume any duty to update forward-looking statements, except as required by federal securities laws. F.N.B.’s forward-looking statements are subject to the following principal risks and uncertainties: Our business, financial results and balance sheet values are affected by business and economic circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) actions by the Federal Reserve Board, U.S. Treasury Department, Office of the Comptroller of the Currency and other governmental agencies, especially those that impact money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economic environment; and (iv) the impacts of tariffs or other trade policies of the U.S.. Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and continue to respond to technological changes and COVID-19 challenges can also impact our ability to respond to customer needs and meet competitive demands. Business and operating results can also be affected by widespread natural and other disasters, pandemics, including the COVID-19 pandemic crisis, dislocations, terrorist activities, system failures, security breaches, significant political events, cyber-attacks or international hostilities through impacts on the economy and financial markets generally, or on us or our counterparties specifically. Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain management. These developments could include: Changes resulting from a U.S. presidential administration or legislative and regulatory reforms, different approaches to supervisory or enforcement priorities, including changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles. Changes to regulations governing bank capital and liquidity standards. Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to F.N.B. Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies. The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the implementation of the new FASB Accounting Standards Update 2016-13 Financial Instruments -Credit Losses commonly referred to as the “current expected credit loss” standard or CECL. A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns. The COVID-19 pandemic and the regulatory and governmental actions implemented in response to COVID-19 have resulted in significant deterioration and disruption in financial markets, national and local economic conditions and record levels of unemployment and could have a material impact on, among other things, our business, financial condition, results of operations or liquidity, or on our management, employees, customers and critical vendors and suppliers. In view of the many unknowns associated with the COVID-19 pandemic, our forward-looking statements continue to be subject to various conditions that may be substantially different than what we are currently expecting, including, but not limited to, a weakened U.S. economic recovery, prolonged economic recovery, deterioration of commercial and consumer customer fundamentals and sentiments and impairment of the recovery of the U.S. labor market. As a result, the COVID-19 outbreaks and its consequences, including responsive measures to manage it and the uncertainty regarding its duration, may possibly have a material adverse impact on our business, operations and financial performance. The risks identified here are not exclusive. Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A Risk Factors and Risk Management sections of our Annual Report on Form 10-K (including the MD&A section) for the year ended December 31, 2019, our subsequent 2020 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other subsequent filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder- services. The F.N.B web address is included as an inactive textual reference only. Information on the F.N.B website is not part of this presentation. To supplement F.N.B.’s Consolidated Financial Statements presented in accordance with GAAP, we use certain non-GAAP financial measures, such as operating net income available to common stockholders, operating earnings per diluted common share, return on average tangible equity, return on average tangible common equity, operating return on tangible common equity, return on average tangible assets, operating net income, operating return on tangible assets, operating return on average assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, allowance for credit losses to loans and leases, excluding PPP loans, non- performing loans to loans and leases, excluding PPP loans, non-performing loans + OREO to loans and leases + OREO, excluding PPP loans, non-performing loans and 90 days past due and OREO to loans and leases plus OREO, excluding PPP loans, net loan charge-offs to average loans and leases, excluding PPP loans, past due and non-accrual loans to loans and leases, excluding PPP loans, pre-provision net revenue to average tangible common equity, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to assess their performance and trends. More specifically, our forward-looking statements may be subject to the evolving risks and uncertainties related to the COVID-19 pandemic and its macro-economic impact and the resulting governmental, business and societal responses to it. These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. The “Supplemental Information” at the end of this presentation contains a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The information should be reviewed in conjunction with F.N.B.’s financial results disclosed on January 19, 2021 as well as F.N.B’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent quarterly 2020 Form 10-Q filings, and other subsequent filings with the SEC. 2

Corporate Profile and Overview 3Corporate Profile and Overview 3

Snapshot of F.N.B. Corporation 1 Summary 2 3 Company Description F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB's market coverage spans several major metropolitan areas including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of more than $37 billion and approximately 350 banking offices with operations throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Virginia and the District of Columbia. 4 (1) As of December 31, 2020. (2) As of market close of February 2, 2020. (3) 4Q20 estimated.Snapshot of F.N.B. Corporation 1 Summary 2 3 Company Description F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB's market coverage spans several major metropolitan areas including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of more than $37 billion and approximately 350 banking offices with operations throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Virginia and the District of Columbia. 4 (1) As of December 31, 2020. (2) As of market close of February 2, 2020. (3) 4Q20 estimated.

The Six Pillars of our Long-Term Strategy FNB drives performance to further improve on long-term strategic planning metrics Optimize the Build a Strong, Drive Organic Retail Bank Differentiated Brand Growth Promote Core Maintain Build a Durable, Values including Scalable Efficiency and Diversity & Infrastructure Expense Control Inclusion 5The Six Pillars of our Long-Term Strategy FNB drives performance to further improve on long-term strategic planning metrics Optimize the Build a Strong, Drive Organic Retail Bank Differentiated Brand Growth Promote Core Maintain Build a Durable, Values including Scalable Efficiency and Diversity & Infrastructure Expense Control Inclusion 5

Strategic Objectives-2021 and Beyond

FNB is Well-Positioned to Deliver Greater Shareholder Value

Consumer

- Enhance analytics capabilities to better understand customers' needs and increase share of wallet
- Fully deploy Clicks-to-Bricks strategy across the footprint
- Continue to optimize branch network to improve efficiency and change mix of traditional branch vs. ATMS/ITMS
- Enhance private banking to provide a more comprehensive solution to high-net-worth clients
- Continue build-out of mortgage banking in new and attractive markets

Wholesale

- Continue expansion of equipment finance for middle-market borrowers
- Disciplined expansion into attractive markets via loan production offices (LPOs)
- Develop unified customer view to better identify cross-selling opportunities
- Add local product specialists to support the needs of sophisticated borrowers
- Develop specialty verticals such as government contracting and healthcare financing

Fee-Based

- Expand debt capital markets capabilities and increase market penetration in the middle market
- Expand insurance in new markets and leverage data analytics to increase growth in personal lines
- Introduce additional mobile and online offerings for wealth management and expand in new markets
- Reorganize Private Banking and Wealth Management to deepen customer relationships

F.N.B. Corporation
6

Market Strategy 7Market Strategy 7

FNB's Market Strategy

Market Entry

Targeting large and growing markets

- FNB's Northeastern, Mid-Atlantic, and Southeastern markets are large and among some of the fastest growing in the country
- Collectively, these markets have almost 615k businesses with revenues greater than $100k and have a projected compound annual population growth rate of 1%

Customer Acquisition

Developing new opportunities

- Digital infrastructure and virtual ecosystem helped with 1:1 marketing efforts
- Added leadership in key growth markets to continue building out the franchise and foster relationships with new customers
- Deposits in new markets increased 5% over the last five years, exceeding average total market growth rate

Customer Service

Building lasting relationships

- Made significant investment in digital and omnichannel applications designed to be customer centric
- FNB's partnership with PAI and Royal Farms will deploy more than 190 ATMs in the Mid-Atlantic markets increasing ATM network by 30%

(1) S&P Global Intelligence: Average of 5 year CAGRs of FNBs new markets listed on page 9. (2) S&P Global Intelligence

F.N.B. Corporation

8

FNB's Deposit Growth has Outpaced Competitors' in New Markets[1]

FNB's new market deposit CAGR is 5% over the last 5 years, exceeding the market growth rate

1 Cleveland
Population: 2.1 million
# of 100k Bus: 68k
Deposit Market Share Rank: 12
Deposit Market Share: 1.0%

2 Pittsburgh[2]
Population: 2.3 million
# of 100k Bus: 86k
Deposit Market Share Rank: 3
Deposit Market Share: 6.0%

3 Baltimore
Population: 2.8 million
# of 100k Bus: 91k
Deposit Market Share Rank: 7
Deposit Market Share: 2.0%

4 Washington D.C
Population: 6.3 million
# of 100k Bus: 206k
Deposit Market Share Rank: 40
Deposit Market Share: 0.1%


Ohio
Pennsylvania
Maryland
West Virginia
Virginia
North Carolina
South Carolina
1
2
3
4
5
6
7
8
FNB Branch
FNB Planned Branch

5 Winston-Salem
Population: 683k
# of 100k Bus: 19k
Deposit Market Share Rank: 5
Deposit Market Share: 7.5%

6 Greensboro
Population: 781k
# of 100k Bus: 24k
Deposit Market Share Rank: 7
Deposit Market Share: 4.0%

7 Raleigh
Population: 1.4 million
# of 100k Bus: 40k
Deposit Market Share Rank: 10
Deposit Market Share: 2.0%

8 Charlotte
Population: 2.7 million
# of 100k Bus: 79k
Deposit Market Share Rank: 8
Deposit Market Share: 0.3%

(1) Per S&P Global Market Intelligence, as of June 30, 2020. (2) Excludes custodial banks.

F.N.B. Corporation

9

FNB’s Growth from 2010 → 2020 Over the past 10 years, FNB has grown assets by 316% and deposits by 341% 2020 2010 Growth & Transformation 2010 2020 Total Assets $9.0 B $37.4 B FNB Branch Total Deposits $6.6 B $29.1 B FNB Planned Branch 10 Source: S&P Global. Branch view in 2010 and 2020, total assets and deposits reflect balances as of December 31, 2010, December 31, 2020, respectively.FNB’s Growth from 2010 → 2020 Over the past 10 years, FNB has grown assets by 316% and deposits by 341% 2020 2010 Growth & Transformation 2010 2020 Total Assets $9.0 B $37.4 B FNB Branch Total Deposits $6.6 B $29.1 B FNB Planned Branch 10 Source: S&P Global. Branch view in 2010 and 2020, total assets and deposits reflect balances as of December 31, 2010, December 31, 2020, respectively.

FNB is committed to serving small business customers



Loan Balances,
Commercial Loans Sized $0k - $1 million[1]
($Bn)
7.0
6.8
6.1
5.3
5.1
5.1
4.7
3.8
3.6
3.5
3.0
3.0
2.7
2.2
2.1
1.3
1.1
0.3
KEY
HBAN
TCF
FHN
SNV
PBCT
FNB
PNFP
CFR
HWC
VLY
UMPQ
FULT
UBSI
WBS
CBSH
ASB
NYCB



As a % of Total Commercial loans,
Commercial Loans Sized $0k - $1 million[1,2]
31%
29%
26%
25%
25%
22%
20%
19%
19%
18%
16%
15%
15%
14%
13%
10%
7%
3%
FNB
HWC
CFR
TCF
UBSI
FULT
FHN
UMPQ
PNFP
SNV
HBAN
PBCT
WBS
CBSH
VLY
KEY
ASB
NYCB

1. Call Report data via SNL Financial, as of 3Q20 vs. Peer Group
2. Commercial Loans include reported Non-Farm & Non-Residential Loans and Commercial & Industrial Loans $0k-$1 million. Loans in the $750k-$1 million cohort for FNB would be part of wholesale banking. Total Commercial Loans include reported CRE loans and Commercial & Industrial Loans.

F.N.B. Corporation

11

FNB Funded $2.5 Billion of net PPP Loans PPP Funded PPP as % of as of 9/30/20 ($B) Total Loans Peer 1 $3.2 18.0% Peer 2 $6.8 12.6% Peer 3 $2.3 10.6% Peer 4 $2.0 10.4% Peer 5 $3.4 10.3% Peer 6 $2.3 10.1% FNB $2.5 9.8% Peer 7 $1.5 9.3% Peer 8 $2.0 8.8% Peer 9 $6.3 7.9% Peer 10 $7.8 7.6% Peer 11 $2.3 7.1% Peer 12 $4.2 7.0% Peer 13 $1.3 7.0% Peer 14 $2.7 6.8% Peer 15 $1.4 6.3% Peer 16 $2.6 5.7% Peer 17 $1.0 4.1% Peer 18 $0.1 0.3% Median $2.3 7.9% Per S&P Global as of September 30, 2020: Peers include ASB, CBSH, CFR, FHN, FULT, HWC, IBKC, NYCB, PBCT, PNFP, SNV, UBSI, UMPQ, VLY, WBS, and WTFC 12 (1) Excludes Peers 2, 9, and 10FNB Funded $2.5 Billion of net PPP Loans PPP Funded PPP as % of as of 9/30/20 ($B) Total Loans Peer 1 $3.2 18.0% Peer 2 $6.8 12.6% Peer 3 $2.3 10.6% Peer 4 $2.0 10.4% Peer 5 $3.4 10.3% Peer 6 $2.3 10.1% FNB $2.5 9.8% Peer 7 $1.5 9.3% Peer 8 $2.0 8.8% Peer 9 $6.3 7.9% Peer 10 $7.8 7.6% Peer 11 $2.3 7.1% Peer 12 $4.2 7.0% Peer 13 $1.3 7.0% Peer 14 $2.7 6.8% Peer 15 $1.4 6.3% Peer 16 $2.6 5.7% Peer 17 $1.0 4.1% Peer 18 $0.1 0.3% Median $2.3 7.9% Per S&P Global as of September 30, 2020: Peers include ASB, CBSH, CFR, FHN, FULT, HWC, IBKC, NYCB, PBCT, PNFP, SNV, UBSI, UMPQ, VLY, WBS, and WTFC 12 (1) Excludes Peers 2, 9, and 10

Clicks-to-Bricks 13Clicks-to-Bricks 13

Clicks overview

Redesigned FNB website (navigation, branding)	Completed redesign; doubled customer time on page to 3 minutes, new users up **16%** vs. prior site
New shopping experience including new product pages	Introduced over **200** product pages (**400+** in total)
Shopping cart supporting multiple products/boxes	**Close to 10,000** new deposit accounts full year (**+50%** growth YoY)
Guidance workflows (e.g. Help Me Decide, Goal Advisor, Knowledge Center)	**93** personal, **54** business Knowledge Center resources; **5** Help Me Decide tools; **15** Goal Advisor workflows
Appointment-setting across business lines	Generated **9,976** appointments full year '20 (**37%** prospects)
Intelligent cross-sell based on browsing history, cart contents	Developed **90** cross-sell scenarios for consumers; **100+** cross-sell scenarios for businesses

F.N.B. Corporation
14

FNB's Data Strategy

FNB's virtual ecosystem utilizes disciplined data management, leverages analytics, and adds value for customers

Data Management

- 100 servers running SQL managing 50 terabytes of data as an asset
- Championing enterprise data quality and integrity
- Establishing an enterprise data foundation to digitize the bank
- Deploying foundational data infrastructure to support goals

Digital Banking

- More than 700,000 online banking users
- Replicating the retail shopping experience
- Creating an omnichannel application
- Digital content for products and 360^0 customer dashboard

Analytics

- 60 proprietary models and algorithms built in house
- Advanced analytical problem solving
- Implementation of test and learning culture
- Development and maintenance of CECL/DFAST models

1:1 Marketing

- More than 7,000,000 marketing offers via direct mail and email in the last 18 months
- Relevant product and service recommendations
- Product-based promotional offers
- Customized website homepage images

F.N.B. Corporation
15

Using data science and analytics to drive FNB’s Growth Generating… $843mm in new deposits 1.36mm HH leads were pushed to the branches in 2020 $155mm in new loans 10 Machine Learning models 50 Proprietary Algorithms 100 servers running SQL managing 50 terabytes of data Machine learning allows for predictive cross-sell opportunities Wealth Management Nearly 1 in 4 customers who were contacted resulted Deeper in an opportunity and/or appointment Customer Relationships Deeper Customer Insurance Private Relationships Banking 16Using data science and analytics to drive FNB’s Growth Generating… $843mm in new deposits 1.36mm HH leads were pushed to the branches in 2020 $155mm in new loans 10 Machine Learning models 50 Proprietary Algorithms 100 servers running SQL managing 50 terabytes of data Machine learning allows for predictive cross-sell opportunities Wealth Management Nearly 1 in 4 customers who were contacted resulted Deeper in an opportunity and/or appointment Customer Relationships Deeper Customer Insurance Private Relationships Banking 16

Clicks-to-Bricks: Expediting multi-product account opening (2021) 2021 Timeline Q1 ‘21 Q2 ‘21 Q3 ‘21 Q4 ‘21 Both mobile and desktop responsive, will allow users to quickly and easily apply online for multiple products Credit Card Mortgage Consumer Deposits Consumer Lending Small Business Deposits Small Business Lending Unified Online Application Loans Deposits Mortgage Wealth & Other Draft: Universal Application on Laptop and Phone (concept only; designs not finalized) 17Clicks-to-Bricks: Expediting multi-product account opening (2021) 2021 Timeline Q1 ‘21 Q2 ‘21 Q3 ‘21 Q4 ‘21 Both mobile and desktop responsive, will allow users to quickly and easily apply online for multiple products Credit Card Mortgage Consumer Deposits Consumer Lending Small Business Deposits Small Business Lending Unified Online Application Loans Deposits Mortgage Wealth & Other Draft: Universal Application on Laptop and Phone (concept only; designs not finalized) 17

Clicks-to-Bricks: 360-Degree Customer Dashboard (~2022)



First National Bank
Overview
Accounts
Transfers
Bill Pay
Budgeting
Alerts/Mobile
Balances By Account Type
Deposit Accounts
Brokerage Accounts
Wealth Management
Consumer Loan
Credit Card
Deposits
Account Name
Ledger Balance
Available Balance
Lifestyle Checking
Health Savings Account
Firstrate Savings
Premierstyle Checking
816
360-Degree View

Draft: 360-degree Dashboard (default view) on Laptop and Phone (concept only; designs not finalized)

Customer Benefits

- Provides the customer a complete high-level view of their FNB relationship
- Allows customers to easily access balances and recent transactions
- Will facilitate single sign-on to individual sub-systems for speedy transactions

FNB Benefits

- Customers are assigned a persona based upon their on-site browsing (i.e. lending-focused, deposit focused, etc.)
- Cross-sell products are customized based upon these personas
- Major site resources such as the main site image are customized to promote products important to customers in those personas

F.N.B. Corporation
18

Fourth Quarter 2020 & Full Year 2020 Financial Results Recap 19Fourth Quarter 2020 & Full Year 2020 Financial Results Recap 19

Key Highlights – Fourth Quarter 2020 o Reported earnings per diluted common share of $0.22, operating earnings per share of $0.28 o Average loan balances decreased $0.4 billion, or 6% linked-quarter annualized, due to impact from the November indirect auto loan sale (totaled $0.4 billion in average balances), as commercial loan balances were flat (average PPP loan balances declined $0.1 billion linked-quarter due to forgiveness during the fourth quarter) o Average deposit growth of $0.6 billion, or 8% linked-quarter annualized, with non-interest bearing deposit growth of $0.2 billion, or 10% annualized o Net interest income totaled $234.4 million, as interest-bearing deposit costs improved 12 bps from 3Q20 o Operating non-interest income of $80.7 million, led by mortgage banking and capital markets o Operating non-interest expense totaled $184.2 million; efficiency ratio of 56.5% o Continue to closely monitor impact of COVID-19 on asset quality & reduced exposure to sensitive industries o Tangible book value per share of $7.88, 5% increase from 4Q19 o Tangible Common Equity to Tangible Assets ratio of 7.24% (7.70% excluding PPP), up 5 bps from September 30, 2020 o Repurchased 1.63 million shares during 4Q20 at weighted average price of $8.22, totaling $13.4 million 20Key Highlights – Fourth Quarter 2020 o Reported earnings per diluted common share of $0.22, operating earnings per share of $0.28 o Average loan balances decreased $0.4 billion, or 6% linked-quarter annualized, due to impact from the November indirect auto loan sale (totaled $0.4 billion in average balances), as commercial loan balances were flat (average PPP loan balances declined $0.1 billion linked-quarter due to forgiveness during the fourth quarter) o Average deposit growth of $0.6 billion, or 8% linked-quarter annualized, with non-interest bearing deposit growth of $0.2 billion, or 10% annualized o Net interest income totaled $234.4 million, as interest-bearing deposit costs improved 12 bps from 3Q20 o Operating non-interest income of $80.7 million, led by mortgage banking and capital markets o Operating non-interest expense totaled $184.2 million; efficiency ratio of 56.5% o Continue to closely monitor impact of COVID-19 on asset quality & reduced exposure to sensitive industries o Tangible book value per share of $7.88, 5% increase from 4Q19 o Tangible Common Equity to Tangible Assets ratio of 7.24% (7.70% excluding PPP), up 5 bps from September 30, 2020 o Repurchased 1.63 million shares during 4Q20 at weighted average price of $8.22, totaling $13.4 million 20

Financial Highlights

		4Q20	3Q20	4Q19	FY2020	FY 2019
Reported Results	Net income available to common stockholders (millions)	$70.2	$80.8	$93.2	$278.0	$379.2
	Earnings per diluted common share	$0.22	$0.25	$0.29	$0.85	$1.16
	Book value per common share	$15.09	$14.99	$14.70		
Key Operating Results (non-GAAP)[1]	Operating net income available to common stockholders (millions)	$91.9	$85.5	$96.6	$314.0	$386.1
	Operating earnings per diluted common share	$0.28	$0.26	$0.30	$0.96	$1.18
	Total average loan growth[2]	(6.2%)	7.2%	8.8%	10.7%	5.5%
	Total average deposit growth[2]	7.8%	16.4%	12.4%	13.6%	5.4%
	Efficiency ratio	56.5%	55.3%	56.0%	56.1%	54.5%
	Tangible common equity / tangible assets	7.24%	7.19%	7.58%		
	Tangible book value per common share	$7.88	$7.81	$7.53		

(1) Includes adjustments to reflect operating results, a non-GAAP measure, refer to Appendix for non-GAAP to GAAP Reconciliation details and to the cautionary statement preamble for rationale for use of non-GAAP measures. (2) Annualized linked-quarter results.

F.N.B. Corporation
21

Balance Sheet Highlights

Average, $ in millions	4Q20	3Q20	4Q19	QoQ Δ[3]	YoY Δ
Securities	$6,072	$5,992	$6,431	1.3%	(5.6%)
Total Loans	25,656	26,063	23,231	(1.6%)	10.4%
Commercial Loans and Leases	17,618	17,612	14,694	-	19.9%
Consumer Loans	8,038	8,451	8,537	(4.9%)	(5.8%)
Earning Assets	32,978	32,882	29,815	0.3%	10.6%
Total Deposits	28,953	28,397	24,838	2.0%	16.6%
Transaction Deposits[1]	25,116	24,248	19,932	3.6%	26.0%
Time Deposits	3,837	4,149	4,906	(7.5%)	(21.8%)

4Q20 Highlights

- Lower securities balances YoY reflect limited reinvestment activity given available returns
- Total YoY loan growth reflects solid origination activity as commercial LOC utilization remained stable to 3Q20, and down significantly from 4Q19
- Consumer loans declined primarily due to the sale $0.5 billion of indirect auto installment loans, offset by growth in direct installment loans and residential mortgages
- Loan to deposit ratio of 87.4%[2] compared to 89.1% at September 30, 2020.
- Transaction deposits[1] represent 87%[2] of total deposits, as planned decline in time deposits continued and deposit balances benefitted from stimulus programs and organic activity

(1) Excludes time deposits. (2) Period-end as of December 31, 2020. (3) Not annualized.

F.N.B. Corporation
22

Balance Sheet Actions Taken during 2H2020

- FNB took proactive measures to strengthen balance sheet and reduce credit risk in the second half of 2020
  - In November, sold $0.5 billion of lower FICO indirect auto installment loans
  - Reduced COVID-19 sensitive industries exposure
  - Sold Visa B shares at a $13.8 million gain
  - Pre-paid $715 million of FHLB borrowings with a rate paid of 2.49%, for a breakage fee of $25.6 million
  - Paid $165 million in cash dividends in FY 2020
  - Share buybacks totaled $38 million under current $150M share repurchase program during FY2020

Estimated CET1 Ratio

Estimated CET1 Ratio will be strongest in company's history



9.4%
9.9%
4Q19
Estimated 4Q20
CET1 Ratio

F.N.B. Corporation
23

Revenue Highlights

$ in thousands	4Q20	3Q20	4Q19	QoQ Δ	YoY Δ
Total interest income	$270,889	$272,431	$306,064	(0.6%)	(11.5%)
Total interest expense	36,497	45,333	79,627	(19.5%)	(54.2%)
Net interest income	$234,392	$227,098	$226,437	3.2%	3.5%
Non-interest income	68,364	80,038	74,041	(14.6%)	(7.7%)
Total revenue	$302,756	$307,136	$300,478	(1.4%)	0.8%
Net interest margin (FTE)[1]	2.87%	2.79%	3.07%	8 bps	(20 bps)
Average earning asset yields (FTE)[1]	3.31%	3.34%	4.13%	(3 bps)	(82 bps)
Average loan yield (FTE)[1]	3.67%	3.62%	4.54%	5 bps	(87 bps)
Cost of funds	0.45%	0.56%	1.08%	(11 bps)	(63 bps)
Cost of interest-bearing liabilities	0.62%	0.77%	1.38%	(15 bps)	(76 bps)
Cost of interest-bearing deposits	0.43%	0.55%	1.19%	(12 bps)	(76 bps)

4Q20 Highlights

- Net interest income reflects growth in average earning assets, reductions in the cost of interest-bearing deposits, increased contribution from PPP loans, strong growth in non-interest bearing deposits and the termination of higher-rate FHLB borrowings
- Non-interest income was driven by near-record mortgage banking income and solid contributions from capital markets, wealth management and insurance
- Net interest margin increased 8 bps as cost of interest-bearing deposits improved 12 basis points from 3Q20 & PPP benefits offset lower earning asset yields on variable-rate loans & investments

(1) A non-GAAP measure, refer to Non-GAAP to GAAP Reconciliation for further information

F.N.B. Corporation

24

FNB Net Interest Income and Net Interest Margin(FTE) o During 4Q20, reduced cost of deposits and borrowings helped support a higher net interest margin, as well as increased contributions from Payment Protection Program loans (PPP). o PPP benefitted FNB in 2H2020 with $32 million of unamortized fees remaining at 12/31/2020. 3Q20 to 4Q20 Net Interest Margin and Net Interest Income Net Interest Net Interest Income (FTE) Margin (FTE) 3Q20 reported $230.1 2.79% 4Q20 / 3Q20 B (W) $7.3 0.08% (1) Incremental PPP impact 8.8 0.11% Interest-bearing Deposits 5.9 0.07% Borrowings 2.9 0.04% Investments (1.9) (0.02%) (2) Purchase Accounting Accretion (PAA) (2.0) (0.02%) Loans (excluding PPP) (2.6) (0.03%) (3) Cash position (3.0) (0.03%) Indirect Auto Sale (3.8) (0.05%) Other 3.0 0.03% 4Q20 Reported $237.4 2.87% 3Q20 excluding PPP & PAA $197.3 2.60% 4Q20 excluding PPP & PAA $197.9 2.59% 4Q20 PAA 8.9 0.11% 4Q20 PPP $30.6 0.17% Coupon Interest Income 6.3 Net Fees 24.6 Funding Expense (0.3) (1) Variance for 4Q20 relative to 3Q20 levels. (2) PAA contribution from acquired loans. (3) Variance for higher average cash balances in 4Q20 compared to 3Q20 average cash balances. 25FNB Net Interest Income and Net Interest Margin(FTE) o During 4Q20, reduced cost of deposits and borrowings helped support a higher net interest margin, as well as increased contributions from Payment Protection Program loans (PPP). o PPP benefitted FNB in 2H2020 with $32 million of unamortized fees remaining at 12/31/2020. 3Q20 to 4Q20 Net Interest Margin and Net Interest Income Net Interest Net Interest Income (FTE) Margin (FTE) 3Q20 reported $230.1 2.79% 4Q20 / 3Q20 B (W) $7.3 0.08% (1) Incremental PPP impact 8.8 0.11% Interest-bearing Deposits 5.9 0.07% Borrowings 2.9 0.04% Investments (1.9) (0.02%) (2) Purchase Accounting Accretion (PAA) (2.0) (0.02%) Loans (excluding PPP) (2.6) (0.03%) (3) Cash position (3.0) (0.03%) Indirect Auto Sale (3.8) (0.05%) Other 3.0 0.03% 4Q20 Reported $237.4 2.87% 3Q20 excluding PPP & PAA $197.3 2.60% 4Q20 excluding PPP & PAA $197.9 2.59% 4Q20 PAA 8.9 0.11% 4Q20 PPP $30.6 0.17% Coupon Interest Income 6.3 Net Fees 24.6 Funding Expense (0.3) (1) Variance for 4Q20 relative to 3Q20 levels. (2) PAA contribution from acquired loans. (3) Variance for higher average cash balances in 4Q20 compared to 3Q20 average cash balances. 25

Line Utilization Trends If commercial utilization returned to December 2019 levels, it would translate into an additional $491mm of commercial loan growth Commercial LOC Utilization Trends 50.0% 45.0% 40.0% 35.0% 30.0% 12.19 1.20 2.20 3.20 4.20 5.20 6.20 7.20 8.20 9.20 10.20 11.20 12.20 Commercial Retail Business Banking Total Commercial If HELOC utilization returned to December 2019 levels, it would translate into an additional $215mm of consumer loan growth HELOC Utilization Trends 50.00% 48.00% 46.00% 44.00% 42.00% 40.00% 12.19 1.20 2.20 3.20 4.20 5.20 6.20 7.20 8.20 9.20 10.20 11.20 12.20 Senior Lein HELOC Junior Lein HELOC Total HELOC 26Line Utilization Trends If commercial utilization returned to December 2019 levels, it would translate into an additional $491mm of commercial loan growth Commercial LOC Utilization Trends 50.0% 45.0% 40.0% 35.0% 30.0% 12.19 1.20 2.20 3.20 4.20 5.20 6.20 7.20 8.20 9.20 10.20 11.20 12.20 Commercial Retail Business Banking Total Commercial If HELOC utilization returned to December 2019 levels, it would translate into an additional $215mm of consumer loan growth HELOC Utilization Trends 50.00% 48.00% 46.00% 44.00% 42.00% 40.00% 12.19 1.20 2.20 3.20 4.20 5.20 6.20 7.20 8.20 9.20 10.20 11.20 12.20 Senior Lein HELOC Junior Lein HELOC Total HELOC 26

Non-Interest Income

$ in thousands	4Q20	3Q20	4Q19	QoQ Δ	YoY Δ
Service charges[1]	$29,784	$28,076	$33,121	6.1%	(10.1%)
Trust income	8,204	7,733	7,151	6.1%	14.7%
Insurance commissions and fees	5,424	6,401	5,014	(15.3%)	8.2%
Securities commissions and fees	4,645	4,494	3,957	3.4%	17.4%
Capital markets income	7,507	8,202	8,608	(8.5%)	(12.8%)
Mortgage banking operations	15,317	18,831	10,417	(18.7%)	47.0%
Dividends on non-marketable securities	3,796	2,496	4,918	52.1%	(22.8%)
Bank owned life insurance	2,867	3,867	3,130	(25.9%)	(8.4%)
Net securities gains (losses)	20	112	35	n/m	n/m
Other[1]	3,095	3,104	1,969	(0.3%)	57.2%
Non-interest income excluding significant items impacting earnings[1]	$80,659	$83,316	$78,320	(3.2%)	3.0%
Significant items impacting earnings[1]	(12,295)	(3,278)	(4,279)	-	-
Total reported non-interest income	$68,364	$80,038	$74,041	(14.6%)	(7.7%)

4Q20 Highlights

- Service charges increased as customer transaction volume increased linked-quarter and activity levels continue to trend favorably, given COVID-19 impact
- Growth in wealth management reflects benefits from geographic expansion and higher equity valuations on assets under management
- Full-year capital markets income increased 18.4%, reflecting FNB's strong relationships with new and existing commercial customers
- Mortgage banking reflects near-record sold production volume and above average gain-on-sale margins relative to historical levels

(1) Excludes amounts related to significant items impacting earnings. Significant items include ($12.3) million loss on FHLB debt extinguishment in 4Q20. ($4.4) million loss on FHLB debt extinguishment, ($8.9) million derivative termination loss, $13.8 million gain on sale of Visa Class B stock , ($3.8) million of service charge refunds in Q320. ($4.3) million of service charge refunds in 4Q19.

F.N.B. Corporation
27

Non-Interest Expense

$ in thousands	4Q20	3Q20	4Q19	QoQ Δ	YoY Δ
Salaries and employee benefits[1]	$104,663	$100,265	$95,913	4.4%	9.1%
Occupancy and equipment[1]	30,716	30,656	30,547	0.2%	0.6%
Amortization of intangibles	3,341	3,339	3,607	0.1%	(7.4%)
Outside services[1]	18,342	16,425	17,285	11.7%	6.1%
FDIC insurance	5,083	4,064	5,621	25.1%	(9.6%)
Bank shares tax and franchise taxes	2,477	3,778	2,348	(34.4%)	5.5%
Other[1]	19,557	19,011	22,044	2.9%	(11.3%)
Non-interest expense excluding significant items impacting earnings[1]	$184,179	$177,538	$177,365	3.7%	3.8%
Significant items impacting earnings[1]	15,137	2,671	0	-	-
Total reported non-interest expense	$199,316	$180,209	$177,365	10.6%	12.4%

4Q20 Highlights

- On an operating basis, salaries and benefits increased $8.8 million, or 9.1%, due primarily to higher production-related commissions and the normal impact from annual merit increases compared to 4Q19
- Occupancy and equipment remained relatively flat with 3Q20 and 4Q19, as benefit from branch rationalization fully offset expansion in key regions such as the Mid-Atlantic and South Carolina and continued digital investment

(1) Excludes amounts related to significant items impacting earnings, representing branch consolidation costs of $10.5 million in 4Q20 and COVID-19 expense in 4Q20 and 3Q20 of $4.7 million and $2.7 million, respectively.

F.N.B. Corporation

28

Full Year 2021 Financial Objectives – Updated February 2021

	Category	FY 2021 Target	1Q21 & Commentary
Balance Sheet	Spot loans	Mid-single digit growth from 12/31/2020, excluding PPP	○ Assumes at least $500 million of additional PPP forgiveness in 1Q21
	Spot deposits	Transaction deposits, excluding PPP & stimulus, to increase mid-single digits from end of 12/31/2020	○ 1Q21 net interest income excluding PPP and PAA expected at similar level to 4Q20
Income Statement	Total Revenue	Stable from FY 2020[1]	○ Continued strong contributions in mortgage banking and capital markets, 1Q21 fee income in mid-to-high $70 million range
	Provision expense	$70-$80 million	
	Non-interest income		
	Non-interest expense	Down slightly from 2020 levels of $720 million	○ Expense savings target of $20 million in FY 2021 and expenses to be down slightly in 1Q21 from 4Q20 operating level
	Effective tax rate	19%	

Note: Targets are relative to FY2020 results. (1) Reported total revenue of $1.2 billion.

F.N.B. Corporation

29

Asset Quality 30Asset Quality 30

Asset Quality[1]

$ in millions	4Q20	4Q20[2]	3Q20	3Q20[2]	4Q19
Delinquency	1.02%	1.11%	1.07%	1.18%	0.94%
NPLs+OREO/Total loans and leases + OREO	0.70%	0.77%	0.76%	0.85%	0.55%
Provision for credit losses	$17.6		$27.2		$7.5
Net charge-offs (NCOs)	$26.4		$19.3		$5.3
NCOs (annualized)/Total average loans and leases	0.41%	0.45%	0.29%	0.32%	0.09%
Allowance for credit losses/ Total loans and leases	1.43%	1.56%	1.45%	1.61%	0.84%
Allowance for credit losses/ Total non-performing loans and leases	213.2%		209.8%		190.2%

4Q20 Highlights

- Improved asset quality metrics with reduced levels of delinquency, NPLs, OREO and deferrals
- ACL providing adequate coverage across portfolios with 4Q20 reserve levels reflective of reduced exposure to COVID-19 sensitive industries, specifically $65 million or nearly 20%, reduction in lodging & hotels
- 4Q20 net charge-off levels mostly related to credits with previously established reserves
- Provision reflects reduced exposure to COVID-19 impacted businesses, specifically lodging & hotels, and restaurants, as well as more favorable economic outlook in 2021

(1) Prior to the adoption of CECL, acquired (purchased credit deteriorated, or PCD) loans were excluded from our nonperforming disclosures. PCD loans that meet the definition of non-accrual are now included in the disclosures and resulted in a $58 million increase in non-accrual loans upon adoption of CECL in the first quarter of 2020, compared to the fourth quarter of 2019. (2) Excludes net PPP loans of $2.2 billion and $2.5 billion as of December 31, 2020, September 30,2020, respectively.

F.N.B. Corporation
31

COVID-19 Sensitive Industries – As of 12/31/2020

Hotels, Lodging

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
PA	152,074	1.1%	0.7%	6,386	4.20%	5,525	3.63%
OH	8,261	0.1%	0.0%	0	0.00%	301	3.64%
MD	8,473	0.1%	0.0%	0	0.00%	184	2.17%
NC	81,362	0.6%	0.3%	0	0.00%	1,691	2.08%
SC	25,879	0.2%	0.1%	0	0.00%	3,230	12.48%
VA, DC	10,513	0.1%	0.0%	0	0.00%	23	0.21%
Other	11,051	0.1%	0.0%	0	0.00%	370	3.35%
	297,613	**2.1%**	**1.3%**	**6,386**	**2.15%**	**11,323**	**3.80%**
				ACL - 9/30/20:		*17,105*	*4.72%*



Hotels, Lodging
VA, DC 3.5%
Other 3.7%
SC 8.7%
PA 51.1%
NC 27.3%
MD 2.8%
OH 2.8%

Total Deferrals: 12/31/2020 29,043 9.8%
9/30/2020 191,698 52.9%

Restaurants

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
Full Svc	135,012	0.9%	0.6%	5,926	4.39%	7,416	5.49%
Limited Svc	160,821	1.1%	0.7%	1,449	0.90%	3,769	2.34%
Other Food	52,917	0.4%	0.2%	4,556	8.61%	2,828	5.34%
	348,750	**2.4%**	**1.5%**	**11,931**	**3.42%**	**14,013**	**4.02%**
				ACL - 9/30/20:		*14,111*	*3.89%*



Restaurants
Other Food 15.2%
Full Svc 38.7%
Limited Svc 46.1%

Total Deferrals: 12/31/2020 23,005 6.6%
9/30/2020 44,403 12.2%

Energy Related

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
Direct O&G	59,630	0.4%	0.3%	0	0.00%	729	1.22%
Mining	25,408	0.2%	0.1%	0	0.00%	1,248	4.91%
Total Energy	**85,038**	**0.6%**	**0.4%**	**0**	**0.00%**	**1,977**	**2.32%**
				ACL - 9/30/20:		*2,632*	*2.83%*



O&G, Energy
Mining 29.9%
Direct O&G 70.1%

Total Deferrals: 12/31/2020 89 0.1%
9/30/2020 109 0.1%

Senior Living (IL/AL/SN/CC)

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
PA	315,854	2.2%	1.4%	19	0.01%	5,391	1.71%
OH	174,060	1.2%	0.7%	274	0.16%	2,897	1.66%
MD	31,543	0.2%	0.1%	0	0.00%	341	1.08%
NC	43,019	0.3%	0.2%	0	0.00%	638	1.48%
SC	0	0.0%	0.0%	0	0.00%	0	0.00%
VA, DC	36,808	0.3%	0.2%	0	0.00%	641	1.74%
Other	19,417	0.1%	0.1%	0	0.00%	462	2.38%
	620,701	**4.3%**	**2.7%**	**293**	**0.05%**	**10,370**	**1.67%**
				ACL - 9/30/20:		*7,499*	*1.26%*



Senior Living
VA, DC 5.9%
Other 3.1%
NC 6.9%
MD 5.1%
OH 28.0%
PA 50.9%

Total Deferrals: 12/31/2020 629 0.1%
9/30/2020 706 0.1%

Balances presented are based on amortized cost. Unfunded commitments are excluded. As of 12/31/2020.

F.N.B. Corporation

32

COVID-19 Sensitive Industries: Retail Portfolio – As of 12/31/2020

Retail: C&I-Related (incl. OO)

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
Grocery	56,781	0.4%	0.2%	834	1.47%	1,172	2.06%
Gas Station	123,232	0.9%	0.5%	90	0.07%	1,495	1.21%
Automotive	145,330	1.0%	0.6%	1,059	0.73%	2,951	2.03%
Home, Furniture	29,068	0.2%	0.1%	102	0.35%	751	2.58%
Building, Garden	35,079	0.2%	0.2%	233	0.66%	634	1.81%
Clothing	51,540	0.4%	0.2%	457	0.89%	648	1.26%
Specialty Goods	13,621	0.1%	0.1%	749	5.50%	550	4.04%
Nonstore Retailers	26,127	0.2%	0.1%	0	0.00%	384	1.47%
Other	27,978	0.2%	0.1%	492	1.76%	644	2.30%
	508,757	**3.6%**	**2.2%**	**4,015**	**0.79%**	**9,229**	**1.81%**
					ACL - 9/30/20:	***9,256***	***1.85%***
Total Deferrals: 12/31/2020	**11,371**	**2.2%**					
9/30/2020	**12,814**	**2.6%**					


Retail - C&I
Other
5.5%
Nonstore
5.1%
Specialty
2.7%
Clothing
10.1%
Building, Garden
6.9%
Home, Furniture
5.7%
Grocery
11.2%
Gas Station
24.2%
Automotive
28.6%

Retail: IRE

$000's	Balance	% CML	% Corp	DQ $	% DQ	ACL	% ACL
PA	548,555	3.8%	2.4%	1,035	0.19%	6,440	1.17%
OH	201,207	1.4%	0.9%	2,929	1.46%	3,049	1.52%
MD	335,574	2.3%	1.4%	15,371	4.58%	2,344	0.70%
NC	278,153	1.9%	1.2%	102	0.04%	2,590	0.93%
SC	18,526	0.1%	0.1%	0	0.00%	102	0.55%
VA, DC	40,522	0.3%	0.2%	0	0.00%	249	0.61%
Other	77,900	0.5%	0.3%	0	0.00%	1,015	1.30%
	1,500,437	**10.5%**	**6.4%**	**19,437**	**1.30%**	**15,787**	**1.05%**
					ACL - 9/30/20:	***20,787***	***1.39%***
Total Deferrals: 12/31/2020	**50,448**	**3.4%**					
9/30/2020	**83,500**	**5.6%**					


Retail - IRE
VA, DC
2.7%
Other
5.2%
SC
1.2%
NC
18.5%
PA
36.6%
MD
22.4%
OH
13.4%

Balances presented are based on amortized cost. Unfunded commitments are excluded. As of 12/31/2020.

F.N.B. Corporation

33

Loan Risk Profile – Fourth Quarter 2020

12/31/2020	($ in millions)	% of Loans	Non-Accruals (% Loans)	YTD Net Charge-Off's (annual % Avg Loans)	Total Delinquency (% Loans)	Total Deferrals
Commercial and Industrial	4,543	19.5%	0.85%	0.48%	0.99%	1.58%
CRE: Non-Owner Occupied	6,981	30.0%	0.53%	0.23%	0.61%	1.68%
CRE: Owner Occupied	2,754	11.8%	1.76%	0.30%	2.01%	3.99%
Home Equity	1,940	8.3%	0.57%	0.02%	1.03%	0.89%
HELOC	1,240	5.3%	0.53%	0.08%	1.44%	0.90%
Other Consumer	159	0.7%	0.07%	0.44%	0.39%	0.48%
Residential Mortgage	3,514	15.1%	0.47%	0.02%	1.40%	1.21%
Indirect Consumer	1,217	5.2%	0.18%	0.36%	1.01%	1.45%
Equipment Finance Loans and Leases	902	3.9%	0.87%	0.46%	1.24%	0.95%
Other	50	0.2%	N/M	N/M	N/M	0.00%
Loans and Leases ex PPP (non-GAAP)	**$23,300**	**100.0%**	**0.73%**	**0.24%**	**1.11%**	**1.70%**
PPP	$2,158					
Reported Loans and Leases	**$25,459**			**0.24%**		

F.N.B. Corporation
34

Additional Financial Data 35Additional Financial Data 35

Annual Operating Trends

		2020	2019	2018	2017	2016
Operating Earnings[1] (Non-GAAP)	**Net income available to common stockholders**	**$314.0**	**$386.1**	**$366.7**	**$281.2**	**$187.7**
	Net income per diluted common share	$0.96	$1.18	$1.13	$0.93	$0.90
Profitability Performance[1] (Non-GAAP)	Return on average assets	0.88%	1.16%	1.17%	0.99%	0.95%
	Return on average tangible common equity	13.1%	17.1%	18.5%	15.7%	14.8%
	Efficiency ratio	**56.1%**	**54.5%**	**54.8%**	**54.3%**	**55.4%**
Balance Sheet Organic Growth Trends[2]	**Total loan growth**	**10.7%**	**5.5%**	**5.4%**	**6.3%**	**8.0%**
	Commercial loan growth	17.4%	6.0%	4.4%	3.6%	7.4%
	Consumer loan growth[3]	(0.7%)	4.7%	7.1%	10.4%	8.6%
	Transaction deposit and customer repo growth[4]	18.5%	5.5%	2.4%	3.5%	8.0%
Asset Quality	Net charge-offs/Total average loans and leases (GAAP)	0.24%	0.12%	0.26%	0.22%	0.28%
	Allowance for credit losses/Total loans and leases (GAAP)	**1.43%**	**0.84%**	**0.81%**	**0.83%**	**1.06%**
Capital	CET1[5]	9.9%	9.4%	9.2%	8.9%	9.2%
	Tangible book value per share	$7.88	$7.53	$6.68	$6.06	$6.53

(1) Includes adjustments to reflect the impact of certain merger-related items, refer to Appendix for GAAP to non-GAAP Reconciliation details. (2) Full-year average organic growth results. Organic growth results exclude initial balances acquired in the following acquisitions; YDKN 1Q17, FITB 2Q16, METR 1Q16, BofA 3Q15, OBAF 3Q14, BCSB 1Q14, PVFC 4Q13, ANNB 2Q13, PVSA 1Q12, CB&T 1Q11. (3) Consumer includes Residential, Direct Installment, Indirect Installment and Consumer LOC portfolios. (4) Total deposits excluding time deposits. (5) Estimated for FY 2020.

F.N.B. Corporation

36

Deposits and Customer Repurchase Agreements $29.6 Billion Deposits and Mix % 12/31/2020 Customer Repo Agreements ($ in millions) December 31, 2020 Balance 12/31/20 Time Deposits, Savings, NOW, MMDA $16,418 56% 12% Customer Non-Interest Bearing 9,042 31% Non-Interest Repos, 1% Bearing, 31% Transaction Deposits $25,460 Time Deposits 3,662 12% Total Deposits $29,122 Customer Repos 434 1% Total Deposits and Customer Repo Agreements $29,556 100% Transaction Deposits and Customer Repo Agreements $25,894 88% Savings, NOW, MMDA 56% Loans to Deposits Ratio (excluding loans HFS) = 87% (12/31/2020) New client acquisition and relationship-based focus reflected in favorable deposit mix • 88% of total deposits and customer repo agreements are transaction-based deposits Note: Balance and % of Portfolio based on period-end balances. 37Deposits and Customer Repurchase Agreements $29.6 Billion Deposits and Mix % 12/31/2020 Customer Repo Agreements ($ in millions) December 31, 2020 Balance 12/31/20 Time Deposits, Savings, NOW, MMDA $16,418 56% 12% Customer Non-Interest Bearing 9,042 31% Non-Interest Repos, 1% Bearing, 31% Transaction Deposits $25,460 Time Deposits 3,662 12% Total Deposits $29,122 Customer Repos 434 1% Total Deposits and Customer Repo Agreements $29,556 100% Transaction Deposits and Customer Repo Agreements $25,894 88% Savings, NOW, MMDA 56% Loans to Deposits Ratio (excluding loans HFS) = 87% (12/31/2020) New client acquisition and relationship-based focus reflected in favorable deposit mix • 88% of total deposits and customer repo agreements are transaction-based deposits Note: Balance and % of Portfolio based on period-end balances. 37

Deposit Composition Strong deposit growth with improving NIB demand over time Total Deposits $35 2009 - 2020 $30 2009 2020Δ NIB Deposits 16% 31% 15% $25 31% Time Deposits 35% 12% (23%) 26% 26% $20 26% $15 26% 56% 55% 52% 24% 54% $10 23% 22% 19% 58% 18% 16% 56% 16% 54% 53% $5 53% 52% 50% 52% 22% 21% 19% 12% 13% 28% 26% 23% 20% 16% 35% 32% 30% $0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Time Deposits Interest-Bearing Deposits & Savings Non-Interest Bearing Deposits 38Deposit Composition Strong deposit growth with improving NIB demand over time Total Deposits $35 2009 - 2020 $30 2009 2020Δ NIB Deposits 16% 31% 15% $25 31% Time Deposits 35% 12% (23%) 26% 26% $20 26% $15 26% 56% 55% 52% 24% 54% $10 23% 22% 19% 58% 18% 16% 56% 16% 54% 53% $5 53% 52% 50% 52% 22% 21% 19% 12% 13% 28% 26% 23% 20% 16% 35% 32% 30% $0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Time Deposits Interest-Bearing Deposits & Savings Non-Interest Bearing Deposits 38

Investment Portfolio

($ in millions[1])	12/31/20	% Portfolio	Ratings Investment %
Agency MBS	$1,763	28%	AAA 100%
Agency CMO	1,686	27%	AAA 100%
Agency Debentures	454	7%	AAA 100%
Municipals	1,140	18%	AAA 12% AA 74% A 14%
Commercial MBS[2]	685	10%	AAA 100%
US Treasury	601	9%	AAA 100%
Other	2	<1%	Various /NR
Total Investment Portfolio	$6,331	100%	

- 97% of total portfolio rated AA or better, 99% rated A or better
- Relatively low duration of 3.3
- Municipal bond portfolio
  - Highly rated with an average rating of AA and 99% of the portfolio rated A or better
  - General obligation bonds = 100% of municipal portfolio
  - Minimal CECL impact < $100K

Highly Rated $6.3 Billion Investment Portfolio December 31, 2020



BBB,BB,B
> 1%
A
3%
AA
13%
AAA
84%



Held to
Maturity
44%
Available
for Sale
56%

(1) Amounts reflect GAAP. (2) Comprised of Ginnie Mae Project Loans and FNMA DUS bond holdings.

F.N.B. Corporation
39

FNB’s Value Proposition Continuous Growth in Revenue and Net Income Total Revenue & Operating Net Income Available to Common Shareholders (Millions) $1,217 $1,211 $1,208 CAGR Since 2009 $1,098 Revenue 11% Net Income 23% $813 $660 $624 $532 $504 $436 $401 $386 $372 $367 $314 $281 $188 $154 $123 $144 $115 $90 $68 $33 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Total Revenue Operating Net Income Available to Common Shareholders (non-GAAP)(1) (1) Includes adjustments to reflect the impact of certain significant items, refer to Appendix for GAAP to non-GAAP Reconciliation details. 40FNB’s Value Proposition Continuous Growth in Revenue and Net Income Total Revenue & Operating Net Income Available to Common Shareholders (Millions) $1,217 $1,211 $1,208 CAGR Since 2009 $1,098 Revenue 11% Net Income 23% $813 $660 $624 $532 $504 $436 $401 $386 $372 $367 $314 $281 $188 $154 $123 $144 $115 $90 $68 $33 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Total Revenue Operating Net Income Available to Common Shareholders (non-GAAP)(1) (1) Includes adjustments to reflect the impact of certain significant items, refer to Appendix for GAAP to non-GAAP Reconciliation details. 40

FNB’s Value Proposition FNB seeks to deliver a balance of earnings growth, dividends, and tangible book value growth TBVPS CAGR Since 12/31/2009 $13.64 FNB $12.61 TBVPS Growth 6% $11.48 TBVPS & Cumulative 10% $10.38 $10.37 $5.76 Dividends Growth $9.74 $5.28 $8.87 $4.80 $9.00 $3.84 $4.32 $3.36 $6.85 $2.88 $6.25 $2.40 $5.36 $1.92 $4.65 $1.44 $0.96 $7.88 $0.48 $7.33 $6.68 $6.53 $6.38 $6.06 $5.99 $5.43 $4.93 $4.81 $4.40 $4.17 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 TBVPS Cumulative Dividends 41FNB’s Value Proposition FNB seeks to deliver a balance of earnings growth, dividends, and tangible book value growth TBVPS CAGR Since 12/31/2009 $13.64 FNB $12.61 TBVPS Growth 6% $11.48 TBVPS & Cumulative 10% $10.38 $10.37 $5.76 Dividends Growth $9.74 $5.28 $8.87 $4.80 $9.00 $3.84 $4.32 $3.36 $6.85 $2.88 $6.25 $2.40 $5.36 $1.92 $4.65 $1.44 $0.96 $7.88 $0.48 $7.33 $6.68 $6.53 $6.38 $6.06 $5.99 $5.43 $4.93 $4.81 $4.40 $4.17 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 TBVPS Cumulative Dividends 41

FNB's Value Proposition

Grow and diversify non-interest income


18% CAGR
69,711
80,546
94,050
104,981
130,349
161,076
2015
2016
2017
2018
2019
2020
Trust
Insurance Commissions and Fees
Securities Commissions and Fees
Mortgage Banking Income
Capital Markets Income

- Over half of the growth in non-interest income FY 2020 / FY 2015 is attributable to Capital Markets, Wealth, Mortgage, and Insurance which is primarily organic.
- Mortgage banking income had record production of more than $3 billion in 2020, increasing 57% to $50 million compared to 2019.
- Capital Markets provides high-value services including Interest Rate Swaps, International Banking, and Syndications.

F.N.B. Corporation
42

2020 Peer Group Listing

Ticker	Institution	Ticker	Institution
ASB	Associated Banc-Corp	NYCB	New York Community Bancorp
CHFC	Chemical Financial Corp.[1]	PBCT	People's United Financial, Inc.
CBSH	Commerce Bancshares, Inc.	PNFP	Pinnacle Financial Partners
CFR	Cullen/Frost Bankers, Inc.	SNV	Synovus Financial Corp.
FHN	First Horizon National Corp. [2]	UMPQ	Umpqua Holdings Corp.
FULT	Fulton Financial Corp.	UBSI	United Bankshares, Inc.
HWC	Hancock Whitney Corp.	VLY	Valley National Bancorp
HBAN	Huntington Bancshares, Inc.	WBS	Webster Financial Corp.
IBKC	IBERIABANK Corp.[2]	WTFC	Wintrust Financial Corp.
KEY	KeyCorp	ZION	Zions Bancorp

(1) CHFC merged with TCF Financial 3Q19; used for historical comparison. (2) IBKC merged with FHN during 2Q20; used for historical comparison

F.N.B. Corporation
43

Non-GAAP to GAAP Reconciliation 44Non-GAAP to GAAP Reconciliation 44

Non-GAAP to GAAP Reconciliation 45Non-GAAP to GAAP Reconciliation 45

Non-GAAP to GAAP Reconciliation 46Non-GAAP to GAAP Reconciliation 46

Non-GAAP to GAAP Reconciliation 47Non-GAAP to GAAP Reconciliation 47

Non-GAAP to GAAP Reconciliation 48Non-GAAP to GAAP Reconciliation 48

Non-GAAP to GAAP Reconciliation 49Non-GAAP to GAAP Reconciliation 49

Non-GAAP to GAAP Reconciliation 50Non-GAAP to GAAP Reconciliation 50

Non-GAAP to GAAP Reconciliation 51Non-GAAP to GAAP Reconciliation 51

Non-GAAP to GAAP Reconciliation 52Non-GAAP to GAAP Reconciliation 52